EXHIBIT 24

POWER OF ATTORNEY

KNOW EVERYONE BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Bruce G. Kelley and Mark E. Reese, or either of them (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution and resubstitution, for him or her in any and all capacities related to signing and filing of a post-effective amendment related to the Registration Statement associated with the 1993 Employers Mutual Casualty Company Incentive Stock Option Plan (for purposes of terminating such Registration Statement and de-registering the remaining unsold securities), and to file the same, with all exhibits thereto and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any state securities regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand this 4th day of March, 2013.

Signature	Title

/s/ George C. Carpenter III	Chairman of the Board of Directors
George C. Carpenter III

/s/ Stephen A. Crane	Director
Stephen A. Crane

/s/ Jonathan R. Fletcher	Director
Jonathan R. Fletcher

/s/ Robert L. Howe	Director
Robert L. Howe

/s/ Bruce G. Kelley	Director
Bruce G. Kelley

/s/ Gretchen H. Tegeler	Director
Gretchen H. Tegeler

March 4, 2013.